Exhibit 12.01

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act 2002

I, Mike Alexander, the chief executive officer of British Energy plc certify that to the best of my knowledge (i) the Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of British Energy plc.

/s/ MIKE ALEXANDER

Name:	Mike Alexander
Title:	Chief Executive Officer

Date:	September 23, 2003

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act 2002

I, Keith Lough, the finance director of British Energy plc, certify that to the best of my knowledge (i) the Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of British Energy plc.

/s/ KEITH LOUGH

Name:	Keith Lough
Title:	Finance Director

Date:	September 23, 2003